UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2015

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 606-5900
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement
Entry into the DreamWorks Purchase Agreement
On July 13, 2015, Griffin Capital Corporation, the sponsor (the "Sponsor") of Griffin Capital Essential Asset REIT, Inc. (the "Registrant"), entered into a purchase and sale agreement (the "Purchase Agreement") with an unaffiliated third party for the purchase of the DreamWorks property (as defined below). On July 21, 2015, the Sponsor assigned its interest in the Purchase Agreement to the Registrant's operating partnership, Griffin Capital Essential Operating Partnership, L.P. (the "Operating Partnership"), who in turn assigned its interest in the Purchase Agreement to a wholly-owned subsidiary of the Operating Partnership (the "DreamWorks Sub"), in connection with the Exchange (as defined below), and the Registrant closed on the acquisition of the DreamWorks property, both as described in Item 2.01 below. The information in this Item 1.01 description and Item 2.01 below is qualified in its entirety by the full Purchase Agreement, which is attached as Exhibit 10.1 hereto.
Entry into the KeyBank Unsecured Credit Agreement
On July 20, 2015, the Registrant, through its operating partnership (the "Borrower"), entered into a credit agreement (the "Unsecured Credit Agreement") with a syndicate of lenders, co-led by KeyBank National Association ("KeyBank"), Bank of America, N.A. ("Bank of America"), Fifth Third Bank ("Fifth Third"), and BMO Harris Bank, N.A. ("BMO Harris"), under which KeyBank serves as administrative agent and Bank of America, Fifth Third, and BMO Harris serve as co-syndication agents, and KeyBanc Capital Markets ("KeyBanc Capital Markets"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Fifth Third, and BMO Capital Markets serve as joint bookrunners and joint lead arrangers. At closing, the Registrant's existing $800 million senior unsecured credit facility with KeyBank was retired in full. As part of the Unsecured Credit Agreement, the Borrower entered into a promissory note with each lender party in connection with commitments under the Revolving Loan (as defined below) (each a "Revolving Loan Note") and the Term Loan (as defined below) (each a "Term Loan Note") and various other documents. The Unsecured Credit Agreement, consisting of the Revolving Loan Notes and Term Loan Notes, are described in further detail in Item 2.03 below. All capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Unsecured Credit Agreement. The descriptions of the Unsecured Credit Agreement, the Revolving Loan Notes, and the Term Loan Notes contained in this report are qualified in their entirety by the full agreements, which are attached hereto as Exhibits 10.2, 10.3, and 10.4, respectively.
Item 2.01.    Completion of Acquisition or Disposition of Assets
Acquisition of DreamWorks property
On July 21, 2015, the Registrant acquired a five-building Class "A" office campus property consisting of approximately 459,770 net rentable square feet located in Glendale, California (the "DreamWorks property"). The DreamWorks property is leased in its entirety to DreamWorks Animation SKG, Inc. ("DreamWorks"). The purchase price for the DreamWorks property was $215.0 million, plus closing costs. Upon closing, all of the membership interests in the DreamWorks Sub were assigned to a third party 1031 intermediary until such time that the Operating Partnership completes a reverse exchange under Section 1031 of the Internal Revenue Code (the "Exchange"). The purchase price and acquisition fees and expenses earned by the Registrant's advisor were funded with cash on hand and a draw of $205.0 million pursuant to the Unsecured Credit Agreement. The Registrant's advisor earned approximately $5.4 million in acquisition fees in connection with the acquisition of the DreamWorks property. As of the closing date, the Registrant incurred acquisition expenses of approximately $1.0 million in connection with the acquisition of the DreamWorks property, approximately $0.8 million of which will be reimbursed to the Registrant's advisor and approximately $0.2 million of which were paid to unaffiliated third parties.
DreamWorks is a leading media company that engages in the development and production of animated films and its associated characters. DreamWorks derives a substantial majority of its revenue from its distributors' worldwide use of their feature films in theaters and in post-theatrical markets such as home entertainment, digital transactions, and pay and free broadcast television. DreamWorks also capitalizes on its franchise films and other properties, such as Shrek, Madagascar, and Kung Fu Panda, through eposidic series, television specials, consumer products, and the development of new media channels. DreamWorks is listed on the NASDAQ stock market exchange under symbol 'DWA' and has a sub-investment grade credit rating of 'B' by S&P.

The DreamWorks property is located in Glendale, California within the Los Angeles County Tri-Cities market, which includes Burbank, Glendale, and Pasadena. The highest concentration of major film and television studios and cable networks are located within the Tri-Cities and the nearby Hollywood market, which include Disney/ABC, Paramount Pictures, Viacom/Nickelodeon, and Comcast/NBC Universal. The DreamWorks property was completed in 1997 as a build-to-suit for DreamWorks and currently houses approximately 75% of its total employees. The DreamWorks property serves as the corporate headquarters where a large majority of DreamWorks' business is conducted and all of its animated feature film operations, such as the main recording studio, the motion capture studio, and screening room, are housed. In addition, the DreamWorks property provides DreamWorks employees a number of amenities, such as a full-service commissary, library, medical clinic, a coffee shop, and a large central courtyard. The Registrant believes the DreamWorks property is a business essential facility to DreamWorks' overall operations due its significant locational benefits in the heart of the Los Angeles media studio district, the operational functions performed therein, and the environment it provides for its employees and talent.
The DreamWorks lease, as amended, is an absolute triple-net lease with a remaining term of approximately 19.6 years upon the Registrant's acquisition, expiring in February 2035. The current annual base rent is approximately $13.3 million, with 1.50% average annual rental increases for the remaining duration of the lease. Under the DreamWorks lease, DreamWorks has four five-year renewal options, with the first two options at a rental rate that is 1.50% greater than the rental rate of the month immediately preceding the renewal term and the third and fourth renewal options at a rental rate that is the greater of the rental rate of the month immediately preceding the renewal term or the fair market rental rate. In addition, the DreamWorks lease has no termination option and includes a right of first refusal, subject to certain conditions.
The going-in capitalization rate for the DreamWorks property is approximately 6.16%. The going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from DreamWorks including base rental revenue, parking revenue, and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance, and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of the DreamWorks property, including the assumption that DreamWorks will perform its obligations under its lease agreement during the next 12 months.
DreamWorks will be responsible for managing the DreamWorks property. Griffin Capital Essential Asset Property Management, LLC will earn a property management fee in an amount of 3.0% of the gross monthly revenues collected from the DreamWorks property.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Unsecured Credit Agreement
On July 20, 2015, pursuant to the Unsecured Credit Agreement, the Registrant was provided with a $1.14 billion senior unsecured credit facility (the "Unsecured Credit Facility") consisting of a $500.0 million senior unsecured revolver (the "Revolving Loan") and a $640.0 million senior unsecured term loan (the "Term Loan"). The Revolving Loan and Term Loan are pari passu. The Revolving Loan and the Term Loan are evidenced by promissory notes that are substantially similar related to each lender and the amount committed by such lender. Due to these similarities, examples of the execution versions of each of the Revolving Loan Notes and the Term Loan Notes are attached hereto as Exhibits 10.3 and 10.4 hereto.
The Unsecured Credit Facility may be increased up to $860.0 million, in minimum increments of $50.0 million, for a maximum of $2.0 billion by increasing either the Revolving Loan, the Term Loan or both. The Revolving Loan has an initial term of four years, maturing on July 20, 2019. The Revolving Loan may be extended for a one-year period if certain conditions are met and the Borrower pays an extension fee. The Term Loan has a term of five years, maturing on July 20, 2020.
The Unsecured Credit Facility has an interest rate calculated based on LIBOR plus the applicable LIBOR margin or Base Rate plus the applicable Base Rate margin, both as provided in the Unsecured Credit Agreement. The applicable LIBOR margin and Base Rate margin are dependent on whether the interest rate is calculated prior to or after the Borrower has received an investment grade senior unsecured credit rating of BBB-/Baa3 from Standard & Poors, Moody's, or Fitch and the Borrower has elected to utilize the investment grade pricing list, as provided in the Unsecured Credit Agreement. Otherwise, the applicable LIBOR margin will be based on a leverage ratio computed in accordance with the Borrower's quarterly compliance package and communicated to KeyBank, as administrative agent. The Base Rate is calculated as the greater of (i) the KeyBank Prime rate or (ii) the Federal Funds rate plus 0.50%. In addition, the Registrant executed three interest rate swap contracts to hedge the variable cash flows associated with a portion of the Registrant's existing LIBOR-based variable debt. The first interest rate swap contract was effective on July 9, 2015 for a notional amount of $425.0 million at a fixed rate of 1.687% for five years.  The second interest rate swap contract will become effective on January 1, 2016, with a notional amount of $300.0 million at a fixed rate of 1.320% for three years. The third interest rate swap contract will become effective on July 1, 2016, with a notional amount of $100.0 million at a fixed rate of 1.495% for two years.  The applicable borrowing margin will be added to the fixed pay rates noted above to calculate the all-in interest rate on the hedged component of the debt.
Payments under the Unsecured Credit Facility are interest only and are due on the first day of each quarter. For the initial balance under the Unsecured Credit Facility, the Borrower elected to have the LIBOR plus the applicable LIBOR margin rate apply to such amount, based on the leverage based pricing in the Unsecured Credit Agreement, which equated to an initial interest rate of 1.64% on the Revolving Loan and 1.59% on the Term Loan. The Borrower may change this election from time to time, as provided in the Unsecured Credit Agreement.
The Unsecured Credit Agreement provides that the Borrower must maintain on the Unsecured Credit Facility a pool of real properties (each an "Unencumbered Asset Pool Property" and, collectively, the "Unencumbered Asset Pool"). The Unencumbered Asset Pool is subject to the following requirements: (i) no less than 30 Unencumbered Asset Pool Properties at all times; (ii) no greater than 15% of the aggregate Unencumbered Asset Pool value may be contributed by any single Unencumbered Asset Pool Property; (iii) no greater than 15% of the aggregate Unencumbered Asset Pool value may be contributed by Unencumbered Asset Pool Properties subject to ground leases; (iv) no greater than 15% of the aggregate Unencumbered Asset Pool value may be contributed by Unencumbered Asset Pool Properties which are under development; (v) a minimum weighted average occupancy of no less than 90%; (vi) a minimum weighted average remaining lease term of no less than five years at all times; and (vii) other limitations as determined by KeyBank upon further due diligence of the Unencumbered Asset Pool Properties. Upon the occurrence of an event of default, KeyBank may require the Borrower to grant a first perfected mortgage/deed of trust lien on each of the Unencumbered Asset Pool Properties.
In connection with the Unsecured Credit Facility, KeyBanc Capital Markets and Merrill Lynch earned arrangement fees and structure fees totaling approximately $1.9 million, which were financed as part of the Unsecured Credit Facility. Additional arrangement fees will be paid to KeyBanc Capital Markets and Merrill Lynch at a rate of 0.10% each for all commitments in excess of $1.14 billion. The Registrant also financed a commitment fee equal to approximately $2.6 million based on the allocated commitments from each participating lender, and will pay KeyBank an administrative agent fee of $15,000 per year. In addition, an unused fee will be payable quarterly which is calculated based on the amount of the unused revolving loan commitments and is equal to 15 basis points if 50% or more of the loan commitments are used or 25 basis points if less than 50% of the loan commitments are used.
At closing, the Registrant's existing $800.0 million senior unsecured credit facility with KeyBank was retired in full. The Unsecured Credit Agreement required the Borrower to draw $480.0 million of the Term Loan upon closing. As of closing, the Registrant has drawn $480.0 million on the Term Loan and $310.1 million on the Revolving Loan.
In addition to customary representations, warranties, covenants, and indemnities, the Unsecured Credit Facility requires the Registrant comply with the following at all times:

•	the Registrant's Consolidated Leverage Ratio may not exceed 60% or, for a maximum of two consecutive quarters following a Material Acquisition, 65%;

•	the Tangible Net Worth shall not be less than $1,240,246,341 of the Tangible Net Worth at closing plus 75% of the net proceeds generated by any common or preferred share issuances plus 75% of the amount of the Borrower's units issued in connection with the contribution of any real properties or other assets;

•	a minimum Fixed Charge Coverage Ratio of not less than 1.50 to 1.00;

•	a maximum Secured Debt Ratio of not greater than 40% of Total Asset Value;

•	a maximum secured recourse debt ratio of not greater than 5% of Total Asset Value;

•	a maximum Payout Ratio of 95% of Core Funds from Operations of the Registrant;

•	a maximum Unhedged Variable Rate Debt of not greater than 30% of Total Asset Value;

•	a maximum Unencumbered Asset Pool Leverage Ratio of no greater than 60% or for a maximum of two consecutive calendar quarters following a Material Acquisition, 65%; and

•	a minimum unsecured interest coverage ratio not less than 2.00 to 1.00.
Furthermore, the activities of the Borrower, Registrant, and their subsidiaries must be focused principally on the acquisition, operation, and maintenance of income producing real estate properties. Permitted Investments are limited to the following: (i) 5% unimproved land; (ii) 15% ground-up construction in process; (iii) 15% unconsolidated investments; (iv) 5% mortgage notes receivable; and (v) mergers, consolidations, and other transactions that do not cause the Borrower to be in violation of any provisions under the Unsecured Credit Agreement. These Permitted Investment limitations cannot exceed 25% in aggregate, based on Total Asset Value.
In addition, the Borrower may not sell more than 15% of the Total Asset Value of its assets within any twelve month period unless the Borrower notifies KeyBank and delivers a Compliance Certificate and Borrowing Base Certificate, or enter into any merger which will result in an increase in Total Asset Value by 25% or more or in which the Borrower or the Registrant will not be the surviving entity, without the prior approval of the Required Lenders in their sole discretion.
The Unsecured Credit Facility may be prepaid and terminated, in whole or in part, at any time without fees or penalty. Guarantors of the Unsecured Credit Facility include the Registrant, each special purpose entity that owns an Unencumbered Asset Pool Property, and any subsidiaries guaranteeing other unsecured debt of the Registrant.
Item 7.01    Regulation FD Disclosure
On July 23, 2015, the Sponsor issued a press release on behalf of the Registrant, disclosing the acquisition of the DreamWorks property described above in Item 2.01. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.
Item 8.01.    Other Events
Now that the majority of the Registrant’s acquisitions phase is complete (subject to potential other acquisition opportunities that may arise in the future), the Registrant’s management and board of directors have been, and are currently, exploring certain strategic alternatives to create stockholder liquidity.  However, there can be no assurance as to the timing for consummating a strategic alternative, or that the exploration of strategic alternatives will result in any particular outcome.
Item 9.01.    Financial Statements and Exhibits
(a)     Financial Statements of Real Estate Acquired.
Since the DreamWorks property is leased to a tenant on a long-term basis under an absolute triple-net lease, the Registrant believes that financial information about the tenant is more relevant to investors than the financial statements of the property acquired. DreamWorks is a public company which currently provides its financial statements in reports to investors. These reports can be found on the Securities and Exchange Commission's website at www.sec.gov.

(b)    Pro Forma Financial Information.
Since it is impracticable to provide the required pro forma financial statements for the acquired real property described in Item 2.01 at the time of this filing, the Registrant hereby confirms that it intends to file the required financial statements on or before October 6, 2015 by amendment to this Form 8-K.
(d)    Exhibits.
10.1    DreamWorks Purchase Agreement dated July 13, 2015
10.2    Unsecured Credit Agreement dated July 20, 2015
10.3    Revolving Loan Note payable to KeyBank dated July 20, 2015
10.4    Term Loan Note payable to KeyBank dated July 20, 2015
10.5    Guaranty dated July 20, 2015
10.6    Schedule of Omitted Documents
99.1    Press Release regarding the DreamWorks property dated July 23, 2015

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: July 23, 2015	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Assistant Secretary